Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-133908) and Forms S-8 (Nos. 333-135087, 333-61323, 333-85659, 033-80729, 033-77670, 033-51864 and 333-62626) of Kimco Realty Corporation and Subsidiaries of our report dated February 27, 2007 relating to the consolidated financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
February 27, 2007

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